                                                                          PART I
                                                                      EXHIBIT 11

                       BRUSH WELLMAN INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                SECOND QUARTER ENDED                  SIX MONTHS ENDED
                                             ---------------------------        ----------------------------
                                               July 27          June 28           July 27         June 28
                                                1997              1996             1997             1996
                                               --------         --------          --------        --------
Primary Diluted:
  Average shares outstanding                  16,293,343       15,872,613       16,290,635       15,912,605

  Dilutive stock options based
           on the treasury stock method
           using average market price            249,783          173,915          196,652          177,027
                                             -----------      -----------      -----------      -----------

                         TOTALS               16,543,126       16,046,528       16,487,287       16,089,632
                                             ===========      ===========      ===========      ===========

  Net Income                                 $ 7,489,000      $ 8,144,000      $13,979,000      $13,300,000

  Per share amount                           $      0.45      $      0.51      $      0.85      $      0.83
                                             ===========      ===========      ===========      ===========


Fully Diluted:
  Average shares outstanding                  16,293,343       15,872,613       16,290,635       15,912,605

  Dilutive stock options based
           on the treasury stock method
           using average market price            287,492          199,129          284,804          202,988
                                             -----------      -----------      -----------      -----------

                         TOTALS               16,580,835       16,071,742       16,575,439       16,115,593
                                             ===========      ===========      ===========      ===========

  Net Income                                 $ 7,489,000      $ 8,144,000      $13,979,000      $13,300,000

  Per share amount                           $      0.45      $      0.51      $      0.84      $      0.83
                                             ===========      ===========      ===========      ===========